Exhibit 32.1

Certification Pursuant to Rule 13a-14(b) and 18 U.S.C. § 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

Burlington Northern Santa Fe Corporation

In connection with the Quarterly Report of Burlington Northern Santa Fe Corporation (the “Company”) on Form 10-Q for the period ending September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Matthew K. Rose, Chairman, President and Chief Executive Officer of the Company, and Thomas N. Hund, Executive Vice President and Chief Financial Officer of the Company, each hereby certifies that, to his knowledge on the date hereof:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 25, 2005

/s/ Matthew K. Rose	/s/ Thomas N. Hund
Matthew K. Rose	Thomas N. Hund
Chairman, President and Chief Executive Officer	Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Burlington Northern Santa Fe Corporation and will be retained by Burlington Northern Santa Fe Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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